EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Wilshire Variable Insurance Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Wilshire Variable Insurance Trust for the period ended June 30, 2021 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Wilshire Variable Insurance Trust for the stated period.

Chief Executive Officer		Chief Financial Officer

Wilshire Variable Insurance Trust		Wilshire Variable Insurance Trust

/s/ Jason A. Schwarz		/s/ Michael Wauters
Jason A. Schwarz		Michael Wauters
President and Principal Executive Officer		Treasurer and Principal Financial Officer and Principal Accounting Officer

Date:	9/3/2021	Date:	9/2/2021

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by the Wilshire Variable Insurance Trust for purposes of Section 18 of the Securities Exchange Act of 1934.